Exhibit 99.1

Investor Contact:	Media Contact:
Paul Goldberg	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(630) 743-5180	(630) 743-5039
peg@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS SECOND QUARTER 2018 RESULTS

•	Reports quarterly revenue of $1.8 billion, an increase of 3% from the prior year

•	Posts earnings from continuing operations of $166.5 million on a GAAP basis, up 17%; and adjusted diluted earnings per share from continuing operations of $1.30, an increase of 21% from the prior year

•	Tightens 2018 guidance for full year adjusted diluted earnings per share from continuing operations to $4.75 to $4.85

DOWNERS GROVE, Ill., July 19, 2018 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Financial Results:

For the second quarter ended June 30, 2018, Dover's revenue was $1.8 billion, an increase of 3% from the prior year. The increase in the quarter was driven by organic growth of 3% and a favorable impact from foreign exchange ("FX") of 2%, partially offset by a net 2% impact from previous acquisitions and dispositions. Earnings from continuing operations were $166.5 million, an increase of 17% as compared to $142.5 million for the prior year period. Diluted earnings per share from continuing operations ("EPS") on a GAAP basis for the second quarter ended June 30, 2018, were $1.08, compared to $0.90 EPS in the prior year period, representing an increase of 20%.

For the second quarter ended June 30, 2018, EPS from continuing operations included acquisition-related amortization costs of $0.18 and rightsizing and other costs of $0.03. Excluding these costs, adjusted EPS for the second quarter ended June 30, 2018, was $1.30, an increase of 21% over an adjusted EPS of $1.07 in the prior year period, on a comparable basis.

In the second quarter, the Apergy spin-off was completed and its financial results are now reported as discontinued operations. Net earnings for the second quarter ended June 30, 2018, inclusive of a $26.5 million loss in discontinued operations, was $140.0 million, compared to net earnings of $164.1 million in the prior year period, which included earnings from discontinued operations of $21.6 million. The loss from discontinued operations of $26.5 million for the second quarter ended June 30, 2018 included Apergy-related separation costs of $34.6 million.

A reconciliation between GAAP and adjusted measures is included as an exhibit herein.

Full Year 2018 Guidance Update:

Dover tightened its guidance for adjusted diluted earnings per share from continuing operations to $4.75 to $4.85, representing an increase of approximately 16% over the prior year, on a comparable basis. This guidance is based on full year revenue growth of 2% to 3%, which is comprised of organic growth of 3% to 4%, acquisition growth of 1%, and a favorable impact from FX of 1%, partially offset by a 3% impact from dispositions.

Dover’s updated 2018 guidance for adjusted EPS from continuing operations excludes acquisition-related amortization costs of $0.72, rightsizing and other costs of $0.06 and any additional second half cost reduction actions that may be undertaken. Additionally, Dover expects its full year effective tax rate to be in the range of 21% to 22%.

Management Commentary:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, “As Dover posts its first quarterly results following the successful spin-off of Apergy, we are pleased to report total company revenue up 3%, an increase in adjusted net earnings of 19% to $200 million, with a corresponding increase in EPS of 21%. We were encouraged by the overall demand environment in the second quarter which drove revenue increases of 4% in Engineered Systems and 10% in Fluids, offsetting forecasted demand weakness in Refrigeration & Food Equipment. Second quarter bookings were strong giving us confidence in our earnings forecast for the full year.

“Dover recently completed a review of its company operating performance, competitive positioning, overhead structure and industrial footprint. This review validated our belief that our core business platforms are strong and well-positioned for growth. The review also made it clear that actions are required to adjust our cost structure in certain businesses. Accordingly, Dover expects to undertake targeted cost reduction initiatives between now and the end of the year to reduce overhead and increase asset intensity, while preserving our ability to drive top line growth. We will be announcing the estimated costs, benefits and timelines associated with these actions later in the third quarter. These actions, while difficult, are necessary so that we can fund initiatives in product digitization, e-commerce, new product development, and inorganic investment in our core business platforms.”

Conference Call Information:

Dover will host a webcast and conference call to discuss its second quarter 2018 results and 2018 guidance at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Thursday, July 19, 2018. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s second quarter results and its operating segments can be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenue of approximately $7 billion. We deliver innovative equipment and components, specialty systems, consumable supplies, software and digital solutions, and support services through three operating segments: Engineered Systems, Fluids and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 60 years, our team of 26,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at dovercorporation.com.

Forward-Looking Statements:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Some of these statements may be indicated by words such as “may”, “anticipate”, “expect”, believe”, “intend”, “guidance”, “estimates”, “suggest”, “will”, “plan”, “should”, “would”, “could”, “forecast” and other words and terms that use the future tense or have a similar meaning. Forward-looking statements are based on current expectations and are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to identify and complete acquisitions and integrate and realize synergies from newly acquired businesses, the impact of interest rate and currency exchange rate fluctuations, capital allocation plans and changes in those plans, including with respect to dividends, share repurchases, investments in research and development, capital expenditures and acquisitions, changes in law, including the effect of U.S. tax reform and developments with respect to trade policy and tariffs, our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions, changes in sourcing input costs or the supply of input materials, the impact of legal compliance risks and litigation, including with respect to product quality and safety, cybersecurity and privacy, our ability to capture and protect intellectual property rights, and various other factors that are described in the Company’s periodic reports filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K/A for the year ended December 31, 2017. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - SECOND QUARTER 2018

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$1,798,094	$1,737,371	$3,435,765	$3,320,581
Cost of goods and services	1,132,858	1,083,263	2,167,700	2,090,620
Gross profit	665,236	654,108	1,268,065	1,229,961
Selling, general, and administrative expenses	428,775	421,270	863,801	846,987
Operating earnings	236,461	232,838	404,264	382,974
Interest expense	32,125	36,854	67,765	73,213
Interest income	(2,563)	(2,335)	(4,620)	(4,910)
Gain on sale of businesses	—	—	—	(90,093)
Other (income) expense, net	(4,538)	259	(4,568)	(171)
Earnings before provision for income taxes	211,437	198,060	345,687	404,935
Provision for income taxes	44,981	55,585	69,822	107,372
Earnings from continuing operations	166,456	142,475	275,865	297,563
(Loss) earnings from discontinued operations, net	(26,497)	21,583	(4,472)	38,742
Net earnings	$139,959	$164,058	$271,393	$336,305

Basic earnings per share:
Earnings from continuing operations	$1.10	$0.92	$1.80	$1.91
(Loss) earnings from discontinued operations, net	(0.17)	0.14	(0.03)	0.25
Net earnings	$0.92	$1.05	$1.77	$2.16

Weighted average shares outstanding	151,744	155,703	153,124	155,622
Diluted earnings per common share:
Earnings from continuing operations	$1.08	$0.90	$1.77	$1.89
(Loss) earnings from discontinued operations, net	(0.17)	0.14	(0.03)	0.25
Net earnings	$0.91	$1.04	$1.74	$2.14

Weighted average shares outstanding	153,938	157,513	155,573	157,457

Dividends paid per common share	$0.47	$0.44	$0.94	$0.88

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2018			2017
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2017
REVENUE
Engineered Systems
Printing & Identification	$282,522	$299,834	$582,356	$249,238	$278,220	$527,458	$272,941	$293,616	$1,094,015
Industrials	389,104	403,155	792,259	379,634	400,065	779,699	398,058	396,212	1,573,969
	671,626	702,989	1,374,615	628,872	678,285	1,307,157	670,999	689,828	2,667,984

Fluids	628,098	693,666	1,321,764	597,645	633,252	1,230,897	638,068	686,100	2,555,065

Refrigeration & Food Equipment	338,235	401,766	740,001	356,834	426,304	783,138	438,788	377,179	1,599,105

Intra-segment eliminations	(288)	(327)	(615)	(141)	(470)	(611)	(80)	(577)	(1,268)
Total consolidated revenue	$1,637,671	$1,798,094	$3,435,765	$1,583,210	$1,737,371	$3,320,581	$1,747,775	$1,752,530	$6,820,886

NET EARNINGS
Segment Earnings:
Engineered Systems	$102,066	$126,649	$228,715	$177,207	$110,103	$287,310	$102,767	$214,407	$604,484
Fluids	67,348	93,028	160,376	67,172	91,465	158,637	103,052	106,941	368,630
Refrigeration & Food Equipment	29,182	51,372	80,554	33,562	65,829	99,391	65,413	29,018	193,822
Total segments	198,596	271,049	469,645	277,941	267,397	545,338	271,232	350,366	1,166,936
Corporate expense / other	30,763	30,050	60,813	37,282	34,818	72,100	30,843	51,721	154,664
Interest expense	35,640	32,125	67,765	36,359	36,854	73,213	35,372	36,363	144,948
Interest income	(2,057)	(2,563)	(4,620)	(2,575)	(2,335)	(4,910)	(1,759)	(1,822)	(8,491)
Earnings before provision for income taxes	134,250	211,437	345,687	206,875	198,060	404,935	206,776	264,104	875,815
Provision (benefit) for income taxes	24,841	44,981	69,822	51,787	55,585	107,372	47,321	27,701	182,394
Earnings from continuing operations	109,409	166,456	275,865	155,088	142,475	297,563	159,455	236,403	693,421
Earnings (loss) from discontinued operations, net	22,025	(26,497)	(4,472)	17,159	21,583	38,742	19,457	60,045	118,244
Net earnings	$131,434	$139,959	$271,393	$172,247	$164,058	$336,305	$178,912	$296,448	$811,665

SEGMENT MARGIN
Engineered Systems	15.2%	18.0%	16.6%	28.2%	16.2%	22.0%	15.3%	31.1%	22.7%
Fluids	10.7%	13.4%	12.1%	11.2%	14.4%	12.9%	16.2%	15.6%	14.4%
Refrigeration & Food Equipment	8.6%	12.8%	10.9%	9.4%	15.4%	12.7%	14.9%	7.7%	12.1%
Total segment operating margin	12.1%	15.1%	13.7%	17.6%	15.4%	16.4%	15.5%	20.0%	17.1%

DEPRECIATION AND AMORTIZATION EXPENSE
Engineered Systems	$19,239	$19,203	$38,442	$20,598	$21,272	$41,870	$23,150	$20,427	$85,447
Fluids	34,449	34,981	69,430	32,454	33,362	65,816	34,211	35,794	135,821
Refrigeration & Food Equipment	13,579	13,524	27,103	15,035	14,522	29,557	14,093	13,557	57,207
Corporate	1,358	1,595	2,953	1,133	1,252	2,385	1,079	1,339	4,803
Total depreciation and amortization expense	$68,625	$69,303	$137,928	$69,220	$70,408	$139,628	$72,533	$71,117	$283,278

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2018			2017
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2017
BOOKINGS
Engineered Systems
Printing & Identification	$284,437	$306,770	$591,207	$256,664	$282,158	$538,822	$268,700	$306,818	$1,114,340
Industrials	466,722	412,780	879,502	444,058	392,816	836,874	390,254	397,053	1,624,181
	751,159	719,550	1,470,709	700,722	674,974	1,375,696	658,954	703,871	2,738,521

Fluids	703,461	737,340	1,440,801	638,801	631,350	1,270,151	655,305	687,307	2,612,763

Refrigeration & Food Equipment	372,701	428,816	801,517	438,576	466,276	904,852	357,855	319,899	1,582,606

Intra-segment eliminations	(624)	33	(591)	(1,093)	(397)	(1,490)	(339)	(502)	(2,331)

Total consolidated bookings	$1,826,697	$1,885,739	$3,712,436	$1,777,006	$1,772,203	$3,549,209	$1,671,775	$1,710,575	$6,931,559

BACKLOG
Engineered Systems
Printing & Identification	$135,915	$137,019		$109,347	$115,763		$116,359	$129,752
Industrials	376,474	372,525		327,180	321,315		316,835	329,575
	512,389	509,544		436,527	437,078		433,194	459,327

Fluids	544,250	564,959		434,274	438,445		462,471	459,746

Refrigeration & Food Equipment	283,250	309,440		341,530	382,598		302,574	244,972

Intra-segment eliminations	(389)	(134)		(725)	(268)		(174)	(371)

Total consolidated backlog	$1,339,500	$1,383,809		$1,211,606	$1,257,853		$1,198,065	$1,163,674

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2018			2017
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2017
Basic earnings (loss) per common share:
Continuing operations	$0.71	$1.10	$1.80	$1.00	$0.92	$1.91	$1.02	$1.52	$4.45
Discontinued operations	0.14	(0.17)	(0.03)	0.11	0.14	0.25	0.12	0.39	0.76
Net earnings	$0.85	$0.92	1.77	$1.11	$1.05	$2.16	$1.15	$1.90	$5.21

Diluted earnings (loss) per common share:
Continuing operations	$0.70	$1.08	$1.77	$0.99	$0.90	$1.89	$1.01	$1.50	$4.40
Discontinued operations	0.14	(0.17)	(0.03)	0.11	0.14	0.25	0.12	0.38	0.75
Net earnings	$0.84	$0.91	$1.74	$1.09	$1.04	$2.14	$1.14	$1.88	$5.15

Net earnings (loss) and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings (loss):
Continuing operations	$109,409	$166,456	$275,865	$155,088	$142,475	$297,563	$159,455	$236,403	$693,421
Discontinued operations	22,025	(26,497)	(4,472)	17,159	21,583	38,742	19,457	60,045	118,244
Net earnings	$131,434	$139,959	$271,393	$172,247	$164,058	$336,305	$178,912	$296,448	$811,665

Weighted average shares outstanding:
Basic	154,520	151,744	153,124	155,540	155,703	155,622	155,757	155,734	155,685
Diluted	157,090	153,938	155,573	157,399	157,513	157,457	157,555	158,013	157,744

* Per share data may be impacted by rounding.

Non-GAAP Reconciliations

Adjusted Earnings Per Share (Non-GAAP)
Earnings from continuing operations are adjusted by the effect of acquisition-related amortization, the Tax Cuts and Jobs Act, gains on disposition of businesses, disposition costs, rightsizing and other costs and a product recall reserve charge and reversal to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2018			2017
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2017
Adjusted earnings:
Earnings from continuing operations	$109,409	$166,456	$275,865	$155,088	$142,475	$297,563	$159,455	$236,403	$693,421
Acquisition-related amortization, pre-tax [1]	38,150	38,072	76,222	38,996	37,620	76,616	37,553	37,108	151,277
Acquisition-related amortization, tax impact [2]	(9,716)	(9,683)	(19,399)	(12,777)	(12,027)	(24,804)	(12,171)	(11,906)	(48,881)
Tax Cuts and Jobs Act [3]	—	—	—	—	—	—	—	(1,666)	(1,666)
Gain on dispositions, pre-tax [4]	—	—	—	(88,402)	—	(88,402)	—	(116,932)	(205,334)
Gain on dispositions, tax impact [2]	—	—	—	26,682	—	26,682	—	6,071	32,753
Disposition costs, pre-tax [5]	—	—	—	—	—	—	3,314	1,931	5,245
Disposition costs, tax impact [2]	—	—	—	—	—	—	(964)	(1,051)	(2,015)
Rightsizing and other costs, pre-tax [6]	4,371	6,808	11,179	—	—	—	—	49,379	49,379
Rightsizing and other costs, tax impact [2]	(797)	(1,448)	(2,245)	—	—	—	—	(14,746)	(14,746)
Product recall reversal, pre-tax	—	—	—	—	—	—	—	(7,200)	(7,200)
Product recall reversal, tax impact [2]	—	—	—	—	—	—	—	2,614	2,614
Adjusted earnings from continuing operations	$141,417	$200,205	$341,622	$119,587	$168,068	$287,655	$187,187	$180,005	$654,847

Adjusted diluted earnings per common share*:
Diluted earnings per share from continuing operations	$0.70	$1.08	$1.77	$0.99	$0.90	$1.89	$1.01	$1.50	$4.40
Acquisition-related amortization, pre-tax [1]	0.24	0.25	0.49	0.25	0.24	0.49	0.24	0.23	0.96
Acquisition-related amortization, tax impact [2]	(0.06)	(0.06)	(0.12)	(0.08)	(0.08)	(0.16)	(0.08)	(0.08)	(0.31)
Tax Cuts and Jobs Act [3]	—	—	—	—	—	—	—	(0.01)	(0.01)
Gain on dispositions, pre-tax [4]	—	—	—	(0.56)	—	(0.56)	—	(0.74)	(1.30)
Gain on dispositions, tax impact [2]	—	—	—	0.17	—	0.17	—	0.04	0.21
Disposition costs, pre-tax [5]	—	—	—	—	—	—	0.02	0.01	0.03
Disposition costs, tax impact [2]	—	—	—	—	—	—	(0.01)	(0.01)	(0.02)
Rightsizing and other costs, pre-tax [6]	0.03	0.04	0.07	—	—	—	—	0.31	0.31
Rightsizing and other costs, tax impact [2]	(0.01)	(0.01)	(0.01)	—	—	—	—	(0.09)	(0.09)
Product recall reversal, pre-tax	—	—	—	—	—	—	—	(0.05)	(0.05)
Product recall reversal, tax impact [2]	—	—	—	—	—	—	—	0.02	0.02
Adjusted diluted earnings per share from continuing operations	$0.90	$1.30	$2.20	$0.76	$1.07	$1.83	$1.19	$1.14	$4.15

[1] Includes amortization on acquisition-related intangible assets and inventory step-up.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Tax impact primarily related to the enactment of the Tax Cuts and Jobs Act. This benefit also includes decreases in statutory tax rates of foreign jurisdictions.
[4] Includes gains from the sales of Performance Motorsports International and Warn Industries, Inc. in the first and fourth quarters of 2017, respectively.
[5] Disposition costs include costs related to the fourth quarter sale of Warn Industries, Inc.
[6] Rightsizing and other costs include actions taken on employee reductions, facility consolidations and site closures and product line divestitures and exits.
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
ADDITIONAL INFORMATION
(unaudited)(in thousands)

Quarterly Cash Flow

	2018			2017
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2017
Net Cash Flows Provided By (Used In):
Operating activities	$15,535	$159,205	$174,740	$45,726	$152,506	$198,232	$255,765	$285,412	$739,409
Investing activities	(122,597)	296,800	174,203	86,429	(46,460)	39,969	(47,584)	215,950	208,335
Financing activities	(289,103)	805,940	516,837	(93,293)	(216,273)	(309,566)	(197,635)	(85,732)	(592,933)

Quarterly Free Cash Flow (Non-GAAP)

	2018			2017
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2017
Cash flow from operating activities	$15,535	$159,205	$174,740	$45,726	$152,506	$198,232	$255,765	$285,412	$739,409
Less: Capital expenditures	(44,678)	(51,686)	(96,364)	(36,931)	(42,035)	(78,966)	(51,396)	(39,706)	(170,068)
Free cash flow	$(29,143)	$107,519	$78,376	$8,795	$110,471	$119,266	$204,369	$245,706	$569,341

Free cash flow as a percentage of revenue	(1.8)%	6.0%	2.3%	0.6%	6.4%	3.6%	11.7%	14.0%	8.3%

Free cash flow as a percentage of earnings from continuing operations	(26.6)%	64.6%	28.4%	5.7%	77.5%	40.1%	128.2%	103.9%	82.1%

Revenue Growth Factors

	Three Months Ended June 30, 2018
	Engineered Systems	Fluids	Refrigeration & Food Equipment	Total
Organic	6%	7%	(6)%	3%
Acquisitions	—%	1%	1%	—%
Dispositions	(5)%	—%	(2)%	(3)%
Currency translation	3%	2%	1%	2%
Total **	4%	10%	(6)%	3%

** Totals may be impacted by rounding.

	Six Months Ended June 30, 2018
	Engineered Systems	Fluids	Refrigeration & Food Equipment	Total
Organic	7%	4%	(6)%	3%
Acquisitions	—%	1%	1%	1%
Dispositions	(6)%	—%	(2)%	(3)%
Currency translation	4%	3%	2%	3%
Total *	5%	7%	(6)%	3%

* Totals may be impacted by rounding.

Non-GAAP Disclosures

In an effort to provide investors with additional information regarding our results as determined by GAAP, Management also discloses non-GAAP information that Management believes provides useful information to investors. Adjusted net earnings, adjusted diluted earnings per common share, free cash flow, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted earnings per common share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted earnings from continuing operations represents earnings from continuing operations adjusted for the effect of acquisition-related amortization, the Tax Cuts and Jobs Act, gains on disposition of businesses, disposition costs, rightsizing and other costs, and a product recall reserve reversal. We exclude after-tax acquisition-related amortization because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or Management believes they are not indicative of the Company's ongoing operating costs or gains in a given period. Management believes this information is useful to investors to better understand the Company’s ongoing profitability as it will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers. Adjusted diluted earnings per common share represents adjusted net earnings divided by average diluted shares.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Management believes that free cash flow is an important measure of operating performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue performance and trends between periods.